UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2018

CONATUS PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36003	20-3183915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16745 West Bernardo Drive, Suite 200 San Diego, CA	92127
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 376-2600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Salaries and Bonuses of Executive Officers

On January 30, 2018, the Compensation Committee of the Board of Directors of Conatus Pharmaceuticals Inc. established the base salaries to be paid to the executive officers listed below, effective January 1, 2018, set target cash bonuses for the 2018 fiscal year for each of the executive officers listed below and approved cash bonus payments for the 2017 fiscal year to be paid to each of the executive officers listed below.

The new base salaries, 2018 target cash bonus payments and 2017 actual cash bonus payments are as follows:

Name	Title	2018 Base Salary	2018 Target Cash Bonus	2017 Actual Cash Bonus
Steven J. Mento, Ph.D.	President and Chief Executive Officer	$537,076	$268,538	$208,573
Keith W. Marshall, Ph.D., M.B.A.	Executive Vice President, Chief Operating Officer and Chief Financial Officer	$419,175	$167,670	$54,592
Alfred P. Spada, Ph.D.	Executive Vice President, Research and Development and Chief Scientific Officer	$412,218	$164,887	$129,669
David T. Hagerty, M.D.	Executive Vice President, Clinical Development	$414,864	$165,946	$130,501

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2018	CONATUS PHARMACEUTICALS INC.

	By	/s/ Steven J. Mento, Ph.D.
	Name:	Steven J. Mento, Ph.D.
	Title:	President and Chief Executive Officer